Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Grindr Inc. Amended and Restated 2022 Equity Incentive Plan of our reports dated March 2, 2026, with respect to the consolidated financial statements of Grindr Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Grindr Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Los Angeles, California
June 5, 2026